UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 9, 2006

                              DHB INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                  001-13112                 11-3129361
________________________  ________________________  ____________________________
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                            Number)

 2102 SW 2ND STREET, POMPANO BEACH, FLORIDA                       33069
 ___________________________________________                    __________
   (Address of principal executive office)                      (Zip Code)

                                 (954) 630-0900
             _______________________________________________________
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ____________________________________________________
                 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         (d)

         On November 13, 2006, the Board of Directors of DHB Industries, Inc. (the "Company") elected Jack A. Henry as a director. Mr. Henry will serve as Chairman of the Audit Committee of the Board of Directors of the Company.

         Mr. Henry held positions with Arthur Andersen LLP from 1982 to 2000. In 2000, Mr. Henry retired as Managing Partner of the Phoenix office and formed Sierra Blanca Ventures LLC, a private advisory and investment firm. Since 2001, Mr. Henry has served as a director of Vodavi Technology Inc., a public company and provider of communications solutions. Committee memberships include Audit, Compensation, Corporate Governance and Nominating (Chair). Since 2004, Mr. Henry has served as a director of White Electronic Designs Corporation a public company and provider of advanced technology solutions. Committee membership includes Audit (Chair). Since 2005, Mr. Henry has served as a director of Vista Care Inc., a public company and provider of hospice service in the US. Committee memberships include Audit (Chair) and Investment. Mr. Henry previously served on the Board of Directors of Simula, Inc., Tickets.com and SOS Staffing Services, Inc., all public companies. Mr. Henry has served in a variety of community positions including Chairman of the Arizona Chamber of Commerce and Greater Phoenix Leadership and currently serves as President of the Arizona Chapter of the National Association of Corporate Directors.

         Concurrent with Mr. Henry's appointment, DHB Industries elected to increase the Board of Directors from five to six members, of which five are independent Directors.

         Also on November 13, 2006, Mr. Henry received, in connection with his election to the Board of Directors, warrants to acquire 6,986 shares of the Company's common stock, which represents a pro rata portion of the 2006 directors' compensation for the remainder of the year 2006. The warrants are exercisable at $2.25, the closing price of the common stock on November 13, 2006.

         The press release issued by the Company on November 16, 2006 with respect to Mr. Henry's election is filed herewith as
Exhibit 99.1.

ITEM 8.01 OTHER EVENTS

         On November 9, 2006, the Board of Directors of the Company approved and adopted revised compensation arrangements for non-employee directors, effective January 1, 2007. Under the revised plan, each non-employee director of the Company's Board of Directors (the "Board") will receive:

     o   A base annual retainer of $25,000 for service as a member of the Board,

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     o   Additional annual retainers of $50,000 for service as the Chairman of the Board and of $10,000 for service as Chair of each of the Audit, Compensation and Nominating/Governance Committees of the Board,
     o A meeting fee equal to $2,500 for each Board meeting and each Audit or Compensation Committee meeting attended in person, or $1,250 for each such meeting attended by telephone,
     o A meeting fee equal to $1,500 for each Nominating/Governance Committee meeting attended in person, or $750 for each such meeting attended by telephone,
     o An incentive award payable in restricted stock or stock equivalents of $75,000 to each director and $150,000 to the Chairman of the Board, in each case vesting in equal annual installments over three years, beginning on the date of grant.

         Annual retainers will be payable in cash and in equivalent value of Company restricted stock or stock equivalents, provided that the portion of annual retainers payable in such stock-based compensation will account for a minimum of 50% of the aggregate amount of such annual retainers (and, subject to the election of each director, up to 100% of such aggregate amount). The cash portion of annual retainer will be payable quarterly. The amount of restricted stock or stock equivalents awarded will be based on the market price of the Company's common stock on the date of grant and will vest in three equal, annual installments beginning on the date of the grant. To the extent that the Company does not have a current effective registration statement available to register such stock, it will be issued as unregistered stock under an applicable exemption to the registration requirements of the Securities Act of 1933 or reserved for issuance at a future date when an appropriate registration statement becomes effective.

         Meeting fees will be paid in cash. If any committee meets on the same day as a Board meeting, only the Board meeting fee will be payable.

         Directors who are also officers of the Company do not receive any fees or other compensation for service as a director. All directors are reimbursed for reasonable expenses in connection with their services as directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (d)  Exhibits
         99.1      Press Release, dated November 16, 2006



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         DHB INDUSTRIES, INC.



                                         By: /s/ THOMAS C. CANFIELD
                                             ___________________________________
                                             Name: Thomas C. Canfield
                                             Title:  General Counsel & Secretary



Dated:  November 16, 2006


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                                  EXHIBIT INDEX


99.1     Press Release, dated November 16, 2006.